UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Rainmaker Systems, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CORRECTION TO PROXY STATEMENT DELIVERED TO

STOCKHOLDERS OF RAINMAKER SYSTEMS, INC.

IN CONNECTION WITH ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 15, 2008

To Stockholders of Rainmaker Systems, Inc.:

Rainmaker Systems, Inc. (“Rainmaker”) has delivered a Proxy Statement to you in connection with the Annual Meeting of Stockholders to be held at the PruneYard Plaza Hotel, 1995 South Bascom Ave., Campbell, CA 95008 on Thursday, May 15, 2008 at 8:00 a.m. Pacific Daylight Savings Time.

Rainmaker has become aware that the Proxy Statement incorrectly states the vote required to approve Proposal Two, which consists of a proposal to amend Rainmaker’s 2003 Stock Incentive Plan (the “Plan”) to (i) increase the number of shares of common stock available for issuance under the Plan by 950,000 shares, (ii) to adjust the annual evergreen increase under the Plan to equal the lesser of (A) 4% of the common stock outstanding on the last trading day in December of the then immediately preceding calendar year and (B) 1,000,000 shares and (iii) to permit awards with respect to such increased number of shares potentially over the next ten years through May 15, 2018, as more fully set forth in the Proxy Statement. If a quorum is present, the vote required to approve Proposal Two is a majority of the total votes cast on the proposal.

Accordingly, Rainmaker makes the following corrections to the Proxy Statement:

(i) On page number one, the second sentence in the second paragraph under the heading “Voting; Quorum” is hereby corrected to read: “Proposal Two must be approved by a majority of the total votes cast on the proposal.”

(ii) On page number seventeen, the sentence under the heading “Required Vote” is hereby corrected to read: “In order for the Plan Amendment to take effect, it must be approved by a majority of the total votes cast on the proposal.”

If you have not yet voted, we encourage you to do so, and to vote “for” all of the proposals set forth on the proxy card previously delivered to you. If you have voted and do not wish to change your vote, do nothing and your proxy card will be voted as you directed. If you have already voted and wish to change your vote, please contact Steve Valenzuela, Chief Financial Officer and Secretary, at Rainmaker at (408) 626-3800.

Thank you for your continued support.

Sincerely,

/s/ Steve Valenzuela
Chief Financial Officer & Secretary